UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2010, the Company entered into new forms of employment agreement (the “new employment agreements”) with each of Matthew K. Grubb, Executive Vice President and Chief Operating Officer; Todd N. Tipton, Executive Vice President - Exploration; and Rodney E. Johnson, Executive Vice President - Reservoir Engineering (each, an “executive”). The new employment agreements amend and restate prior employment agreements entered into with each such person (the prior agreements being referred to herein as the “original employment agreements”).

The new employment agreements provide that Messrs. Grubb, Tipton, and Johnson will be paid annual base salaries of not less than $750,000; $400,000; and $375,000, respectively. In addition, the new employment agreements modify the term during which a “CC Termination” (as defined in the new employment agreements) triggers a severance payment and provide that payments made under the new employment agreements will be reduced under certain conditions related to the imposition of an excise tax. All other material terms of the new employment agreements are consistent with the material terms of the original employment agreements.

The description above is a summary only and is qualified in its entirety by reference to the Form of Employment Agreement for Executive Vice Presidents of SandRidge Energy, Inc., filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference in response to this item.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Form of Employment Agreement for Executive Vice Presidents of SandRidge Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: December 27, 2010	By:	/S/ TOM L. WARD
Tom L. Ward
Chief Executive Officer

Exhibit Index

No.	Description

10.1	Form of Employment Agreement for Executive Vice Presidents of SandRidge Energy, Inc.